Exhibit 10.4
REGISTRATION RIGHTS AGREEMENT
     This Registration Rights Agreement (this “Agreement”) is entered into as of March 26, 2009, by and among CMP Susquehanna Radio Holdings Corp., a Delaware corporation (the “Company”), and the initial holders of shares of the Company’s Series A Preferred and Exchange Offer Warrants (each as defined below) who have acquired such securities pursuant to the Exchange Offer (defined below) and who from time to time elect to become a party to this Agreement by delivering to the Company a duly executed Joinder to this Agreement in the form attached hereto as Exhibit A (each, an “Investor” and, collectively, the “Investors”).
Recitals
     Whereas, pursuant to an exchange offer (the “Exchange Offer”) described in that certain Offering Memorandum and Consent Solicitation Statement, dated March 9, 2009 (the “Offering Memorandum”), the Company has issued shares of its Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred”), and warrants (the “Exchange Offer Warrants”) to purchase shares of its common stock, par value $0.01 per share (the “Common Stock”), to former holders of 9 7/8% Senior Subordinated Notes due 2014 of CMP Susquehanna Corp., a Delaware corporation and wholly owned subsidiary of the Company; and
     Whereas, the terms of the Exchange Offer provide that the Company will grant to the initial holders of the Series A Preferred and the Exchange Offer Warrants certain registration rights as described in the Offering Memorandum and the Company has executed this Agreement in order to grant such registration rights;
     Now, Therefore, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. DEFINITIONS.
     1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:
          (a) “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
          (b) “Agreement” has the meaning set forth in the first paragraph above.
          (c) “Approved Underwriter” has the meaning set forth in Section 2.1(b).
          (d) “Board” shall mean the Board of Directors of the Company.

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          (e) “Common Stock” has the meaning set forth in the recitals.
          (f) “Company” has the meaning set forth in the first paragraph above.
          (g) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (h) “Exchange Offer” has the meaning set forth in the recitals.
          (i) “Exchange Offer Warrants” has the meaning set forth in the recitals.
          (j) “Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 of the General Rules and Regulations promulgated under the Securities Act.
          (k) “Holder” means (i) any Investor owning Registrable Securities or (ii) any transferee of such Registrable Securities from an Investor to whom related registration rights are assigned in accordance with the terms of Section 2.7 hereof. For the avoidance of doubt, references herein to “Holders” of Warrant Shares shall include the Holders of Exchange Offer Warrants with respect to the Warrant Shares for which their respective Exchange Offer Warrants are exercisable.
          (l) “Holder Violation” has the meaning set forth in Section 2.6(b).
          (m) “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.
          (n) “Initiating Holders” has the meaning set forth in Section 2.1.
          (o) “Investor” has the meaning set forth in the first paragraph above.
          (p) “Offering Memorandum” has the meaning set forth in the recitals.
          (q) “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
          (r) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.
          (s) “Registrable Securities” means any (i) shares of Series A Preferred, (ii) Warrant Shares, and (iii) shares of Series A Preferred or Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the securities described in the foregoing clauses (i) and (ii). Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) once sold by a person pursuant to a registration statement or Rule 144 promulgated under the Securities Act (or any similar or analogous rule promulgated under the Securities Act), (ii) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned in accordance with the terms of Section 2.7 hereof, or (iii) that cease to be issued and outstanding. In addition, Registrable Securities of a Holder will cease to be

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Registrable Securities for purposes of this Agreement if the entire amount of the Registrable Securities owned by such Holder may be sold in a single sale, in the opinion of counsel satisfactory to the Company and such Holder, each in their reasonable judgment, without any limitation as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act.
          (t) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.1 and 2.2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders selling Registrable Securities, state “blue sky” fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).
          (u) “SEC” or “Commission” means the United States Securities and Exchange Commission.
          (v) “Securities Act” shall mean the Securities Act of 1933, as amended.
          (w) “Selling Expenses” shall mean that portion of any underwriting discounts and selling commissions applicable to the sale of Registrable Securities.
          (x) “Series A Preferred” has the meaning set forth in the recitals.
          (y) “Special Registration Statement” shall mean (i) a registration statement on Form S-8 or any successor or similar form, or otherwise relating to an employee benefit plan, or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the issuance or resale of securities issued in such a transaction.
          (z) “Suspension Period” has the meaning set forth in Section 2.4(a).
          (aa) “Valid Business Reason” has the meaning set forth in Section 2.1(c)(v).
          (bb) “Violation” has the meaning set forth in Section 2.6(a).
          (cc) “Warrant Shares” shall mean shares of Common Stock (i) issuable upon exercise of an Exchange Offer Warrant or (ii) acquired upon exercise of an Exchange Offer Warrant.
SECTION 2. REGISTRATION.
     2.1 Demand Registration.
          (a) Subject to the conditions of this Section 2.1, if the Company shall receive a written request from the Holders of either (i) twenty percent (20%) or more of the outstanding shares of Series A Preferred or (ii) Warrant Shares representing twenty percent (20%) or more of the Company’s outstanding Common Stock on a fully-diluted basis (treating the Exchange Offer Warrants on an as-exercised basis) (the Holders referred to in either clause (i) or (ii), as applicable,

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being referred to as the “Initiating Holders”), that the Company file a registration statement under the Securities Act covering the registration of the Series A Preferred or the Warrant Shares, as the case may be, then the Company shall, within five (5) days of the receipt thereof, give written notice of such request to all Holders of Series A Preferred or Warrant Shares, as the case may be, and as promptly as reasonably possible, effect registration under the Securities Act of all shares of the applicable class of Registrable Securities that the Holders thereof request to be registered. The Company may include, on behalf of itself or other stockholders, in any registration pursuant to this Section 2.1 any securities that are not Registrable Securities, subject to the further provisions of this Section 2.1.
          (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice referred to in Section 2.1(a) above. The Holders of a majority of the Registrable Securities initially requesting registration pursuant to this Section 2.1 shall have the right to select the investment banker(s) and manager(s) (the “Approved Underwriter”) to administer the offering, subject to the Company’s approval, which shall not be unreasonably withheld or delayed. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the Approved Underwriter. Notwithstanding any other provision of this Section 2.1, if the Approved Underwriter advises the Company that the number of Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, then the Company shall include in such registration only the aggregate amount of Registrable Securities that the Approved Underwriter believes may be sold without any such material adverse effect and shall reduce the amount of Registrable Securities to be included in such registration, first, as to the securities offered by the Company for its own account; second, as to the Registrable Securities of Investors who are not Initiating Holders, as a group, if any; and third, as to the Registrable Securities of the Initiating Holders, as a group, pro rata within each group based on the number of Registrable Securities owned by each such Investor. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.
          (c) The Company shall not be required to effect a registration pursuant to this Section 2.1:
               (i) prior to the fifth (5th) anniversary of the date of this Agreement;
               (ii) with respect to the Series A Preferred, after the Company has effected two (2) registrations of the Series A Preferred pursuant to this Section 2.1 and such registrations have been declared or ordered effective;
               (iii) with respect to the Warrant Shares, after the Company has effected two (2) registrations of Warrant Shares pursuant to this Section 2.1 and such registrations have been declared or ordered effective;

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               (iv) during the period starting with the date of filing of, and ending on the date ninety (90) days (or one hundred eighty (180) days, in the case of the Initial Offering) following the effective date of, the registration statement pertaining to a public offering in which Registrable Securities were included;
               (v) if the Company shall furnish to the Initiating Holders requesting a registration statement pursuant to this Section 2.1 a certificate signed by the Chairman of the Board (or person performing similar functions) stating that, in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time due to a material financing, acquisition, corporate reorganization, merger, or other material transaction, event or circumstance (a “Valid Business Reason”), in which event the Company shall have the right to defer such filing until such Valid Business Reason no longer exists, but in no event for a period of more than days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; or
               (vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.
          (d) If the Company has previously filed a registration statement pursuant to this Section 2.1 and such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or, securities convertible or exchangeable into or exercisable for its equity securities, under the Securities Act (other than a Special Registration Statement), whether on its own behalf or at the request of any Holder or Holders of such securities, until a period of at least ninety (90) days has elapsed from the effective date of such previous registration.
     2.2 Piggyback Registration.
          (a) At least twenty (20) days prior to the filing by the Company of any registration statement under the Securities Act for purposes of a public offering of either (i) Series A Preferred or (ii) Common Stock (other than, in each case, a Special Registration Statement), the Company will notify all Holders of Series A Preferred, in the case of the foregoing clause (i), or all Holders of Warrant Shares, in the case of the foregoing clause (ii), and will afford each such applicable Holder an opportunity to include in such registration statement all or part of the shares of Series A Preferred, in the case of the foregoing clause (i), or Warrant Shares, in the case of the foregoing clause (ii), then held by such Holder that are Registrable Securities. Each Holder desiring to include in any such registration statement all or any part of the applicable class of Registrable Securities held by it shall, within seven (7) days after the above-described notice from the Company, so notify the Company in writing. If a Holder of Registrable Securities decides not to include all of its Registrable Securities in a registration statement filed by the Company pursuant to this Section 2.2, such Holder shall nevertheless continue to have the right to include Registrable Securities in subsequent registration statements that may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

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          (b) If the registration statement in respect of which the Company gives notice under this Section 2.2 is for an underwritten offering, the Company shall so advise the applicable Holders of Registrable Securities in such notice. In such event, the right of any such Holder to include such Registrable Securities in a registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that the number of Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, the Company shall include in such registration only the aggregate amount of Registrable Securities that such underwriter believes may be sold without any such material adverse effect and shall reduce the amount of Registrable Securities to be included in such registration, first, as to the Registrable Securities of Investors, as a group, pro rata based on the number of Registrable Securities owned by each such Investor; and second, as to the securities offered by the Company for its own account or the account of other stockholders for whom the registration is being effected. If any Holder of Registrable Securities disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least fifteen (15) days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.
          (c) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2, whether or not any Holder of Registrable Securities has elected to include Registrable Securities in such registration, and shall promptly notify any such Holder that has elected to include Registrable Securities in such registration of such termination or withdrawal. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.3 hereof.
     2.3 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.1 or 2.2 of this Agreement shall be borne by the Company. All Selling Expenses incurred in connection with any registration hereunder shall be borne by the Holders of the Registrable Securities so registered pro rata, on the basis of the number of shares so registered.
     2.4 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as promptly as reasonably practicable:
          (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed and provide such counsel reasonable opportunity to review and comment thereon, and, upon the request of the Holders of a majority of the Registrable Securities

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registered thereunder, keep such registration statement effective for up to one hundred eighty (180) days or, if earlier, until the Holders thereof have completed the distribution related thereto;
          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;
          (c) furnish to the Holders of the Registrable Securities included in such registration statement such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them and covered by such registration statement;
          (d) use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders of Registrable Securities covered by such registration; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;
          (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering;
          (f) notify each Holder of Registrable Securities covered by such registration statement (i) of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or “blue sky” law or any exemption thereunder has been obtained; (ii) of any request by the SEC or any state or federal governmental authority for the amendment or supplementing of such registration statement or prospectus or for additional information; (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose; (v) of the existence of any fact or happening of any event of which the Company has knowledge which makes any statement of a material fact in such registration statement, related prospectus or Free Writing Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which would require the making of any changes in such registration statement, prospectus or Free Writing Prospectus in order that, in the case of such registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such prospectus or Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or

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necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (vi) of the determination by counsel of the Company that a post-effective amendment to such registration statement is advisable The Company will use reasonable efforts to amend or supplement such registration statement or prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;
          (g) cause such Registrable Securities to be listed on each securities exchange, if any, on which such class or series of securities issued by the Company are then listed;
          (h) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
          (i) use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of counsel to the Company, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters;
          (j) upon the occurrence of any event contemplated by Section 2.4(f) or the existence of a Valid Business Reason, as promptly as practicable, give notice thereof to the Holders whose Registrable Securities have been included in such registration statement (which notice shall be accompanied by an instruction to suspend the use of such registration statement until the requisite changes have been made), and as promptly as practicable, prepare a supplement or amendment to such registration statement, related prospectus or Free Writing Prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such registration statement, prospectus or Free Writing Prospectus as may be necessary so that, after delivery to the purchasers of such registrable securities, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such prospectus or Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Holder agrees that, upon receipt of the notice from the Company as provided in the preceding sentence, such Holder shall discontinue disposition of Registrable Securities pursuant to such registration statement until such Holder’s receipt of the copies of the supplement or amendment required to be provided by the Company as provided in the preceding sentence or until the requisite changes have been made. If the Company provides any such notice, the Company shall extend the period during which the registration statement shall be maintained effective pursuant to this Agreement as provided in Section 2.4(a) above by the number of days from and including the date of the giving of such notice to and including the date when the supplement or amendment is provided by the Company to the Holders;

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          (k) if such sale is pursuant to an underwritten offering, obtain a “cold comfort” letter dated the effective date of the registration statement and the date of the closing under the underwriting agreement from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as Holders’ counsel or the managing underwriter reasonably requests;
          (l) furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions;
          (m) comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable but no later than 15 months after the effective date of the registration statement, an earnings statement covering a period of 12 months beginning after the effective date of the registration statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
          (n) keep Holders’ counsel advised in writing as to the initiation and progress of any registration under Section 2.1 or Section 2.2; provided, that the Company shall provide Holders’ counsel with all correspondence with the SEC in connection with any registration statement filed hereunder;
          (o) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority; and
          (p) take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.
     2.5 Delay of Registration; Furnishing Information.
          (a) No Holder of Registrable Securities shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
          (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1 or 2.2 that the Holders of Registrable Securities to be included in the applicable registration shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.
     2.6 Indemnification. In the event any Registrable Securities are included in a registration statement under Section 2.1 or 2.2:

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          (a) The Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and Affiliates of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, expenses or liabilities (joint or several) (including reasonable costs of investigation) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, and partner, member, officer, director, underwriter or controlling person thereof, for any legal, investigatory or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder of Registrable Securities, or partner, member, officer, director, underwriter or controlling person of such Holder.
          (b) Each Holder of Registrable Securities will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers and Affiliates, and each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder of Registrable Securities selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such other Holder of Registrable Securities, against any losses, claims, damages, expenses or liabilities (including reasonable costs of investigation) to which the Company or any such director, officer, controlling person, underwriter or other such Holder of Registrable Securities, or partner, director, officer or controlling person of such other Holder of Registrable Securities, may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such

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Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder of Registrable Securities under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder of Registrable Securities will reimburse any legal, investigatory or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder of Registrable Securities, or partner, officer, director or controlling person of such other Holder of Registrable Securities in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.6(b) shall be individual, not joint and several, for each Holder of Registrable Securities and shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder of Registrable Securities, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the total amount to be indemnified by such Holder pursuant to this Section 2.6(b) shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Holder in the offering to which the registration statement, prospectus or Free Writing Prospectus relates, net of any expenses paid by such Holder in connection with such offering..
          (c) Promptly after receipt by an indemnified party under this Section 2.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnified party and the indemnifying party or parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.6 to the extent, and only to the extent, such failure is actually prejudicial to the ability of the indemnifying party to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.6. No Indemnifying Party shall, without the written consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.
          (d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party or is otherwise unenforceable with respect to any losses, claims, damages, expenses or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities in such proportion as is appropriate to reflect the relative fault of the

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indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the Violation(s) or Holder Violation(s) that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, expenses or liabilities referred to above shall be deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided, that the total amount to be contributed by any Holder shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Holder in the offering.
          (e) The obligations of the Company and Holders of Registrable Securities under this Section 2.6 shall survive completion of any offering of Registrable Securities in a registration statement and, with respect to liability arising from an offering to which this Section 2.6 would apply that is covered by a registration filed before termination of this Agreement, such termination. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
     2.7 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (for so long as such shares remain Registrable Securities): (a) with respect to an Investor that acquires Registrable Securities from the Company in the Exchange Offer, to a transferee or assignee that acquires all of the Registrable Securities acquired by such Investor in the Exchange Offer; (b) with respect to any Holder to whom registration rights have been assigned pursuant to the foregoing clause (a), to a subsequent transferee or assignee of such Holder acquiring all of the Registrable Securities acquired by such Holder from the Investor; and (c) with respect to any Holder, to a transferee or assignee of such Holder that acquires from such Holder not less than 35,000 shares of Series A Preferred, in the case of a transfer of Series A Preferred, or not less than 40,000 Warrant Shares, in the case of a transfer of Warrant Shares or Exchange Offer Warrants; provided, however, that, in any such case, the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, and such transferee or assignee shall, within twenty (20) days after such transfer, execute and deliver to the Company a Joinder to this Agreement in substantially the form attached hereto as Exhibit A.
     2.8 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees, at all times after the effective date of the first registration by the Company of its securities, to:

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          (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act or any similar or analogous rule promulgated under the Securities Act (it being understood that publishing such information to the corporate website of Cumulus Media Inc. shall be deemed to satisfy this covenant);
          (b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and
          (c) furnish to each Holder of Registrable Securities promptly upon such Holder’s request: (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 under the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); (ii) a copy of the most recent annual or quarterly report of the Company filed with the Commission; and (iii) such other reports and documents as a Holder of Registrable Securities may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.
     2.9 Holdback Agreements.
          (a) To the extent (i) requested (A) by the Company, the Initiating Holders, as the case may be, in the case of a non-underwritten public offering and (B) by the Approved Underwriter in the case of an underwritten public offering and (ii) all of the Company’s officers, directors and holders in excess of one percent (1%) of its outstanding capital stock execute agreements identical to those referred to in this Section 2.9(a), each Holder agrees (x) not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, or offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any Registrable Securities and (y) not to make any request for a registration under Section 2.1 of this Agreement, during the 90 day period or such shorter period, if any, mutually agreed upon by such Holder and the requesting party beginning on the effective date of the registration statement (except as part of such registration) for such public offering. No Holder subject to this Section 2.9(a) shall be released from any obligation under any agreement, arrangement or understanding entered into pursuant to this Section 2.9(a) unless all other Holders subject to the same obligation are also released.
          (b) With respect to any registration pursuant to Section 2.1 of this Agreement, the Company shall not (except as part of such registration) effect any public sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to a registration statement on Form S-4 or S-8 or any successor thereto), during the period beginning on the effective date of any registration statement in which the Holders of Registrable Securities are participating and ending on the earlier of (i) the date on which all Registrable Securities registered on such registration statement are sold and (ii) 180 days after the effective date of such registration statement (except as part of such registration).
SECTION 3. MISCELLANEOUS.

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     3.1 Governing Law. This Agreement and all disputes arising out of or relating to this Agreement shall be governed by and construed under the laws of the State of Delaware in all respects, without reference to any conflict of laws rule or principle that would cause the application of the laws of any other jurisdiction. The parties agree that any action brought by any party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the state of Delaware.
     3.2 Successors and Assigns. Subject to the limitations set forth in Section 2.7, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, permitted assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a Holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee and a Joinder to this Agreement in substantially the form attached hereto as Exhibit A executed by the transferee, the Company may deem and treat the person listed as the Holder of such shares in its records as the absolute owner and Holder of such shares for all purposes hereunder.
     3.3 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements, except as specifically set forth herein.
     3.4 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
     3.5 Amendment and Waiver. Except as otherwise expressly provided, this Agreement may be amended or modified, and the obligations of the Company and the rights of the Holders of Registrable Securities under this Agreement may be waived, only upon the written consent of the Company and the Holders of at least a majority of the then-outstanding applicable class of Registrable Securities affected by such amendment, modification or waiver; provided, however, that any such amendment, modification or waiver affects the Holders of the applicable class of Registrable Securities only in proportion to their relative holdings of such class of Registrable Securities.
     3.6 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent

14.

specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.
     3.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b)  five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address of such party as set forth on its respective counterpart signature page in its Joinder hereto, or at such other address as such party may designate by ten (10) days’ advance written notice to the Company.
     3.8 Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the shares of Series A Preferred and the Warrant Shares, (ii) any and all shares into which the shares of Series A Preferred or Warrant Shares are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Series A Preferred or the Warrant Shares, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to assume this Agreement or enter into a new registration rights agreement with the Holders on terms substantially the same as this Agreement as a condition of any such transaction.
     3.9 No Inconsistent Agreements. The Company represents and warrants that it has not granted to any Person the right to request or require the Company to register any securities issued by the Company, other than the rights granted to the Holders herein. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement.
     3.10 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
     3.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
     3.12 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.
     3.13 Remedies. The Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement, without need for a bond. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate or that there is need for a bond.

15.

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16.

     In Witness Whereof, the parties hereto have executed this Registration Rights Agreement as of the date set forth in the first paragraph hereof.

COMPANY: CMP SUSQUEHANNA RADIO HOLDINGS CORP.
By:	/s/ Lewis W. Dickey, Jr.
Lewis W. Dickey, Jr.
Chief Executive Officer

Registration Rights Agreement
Signature Page

EXHIBIT A
FORM OF JOINDER TO
REGISTRATION RIGHTS AGREEMENT
     THIS JOINDER to the Registration Rights Agreement, dated as of March ___, 2009 (the “Registration Rights Agreement”), of CMP Susquehanna Radio Holdings Corp., a Delaware corporation (the “Company”), is executed on behalf of the undersigned (“Investor”) as of the date set forth on the signature page below, with reference to the following facts:
     WHEREAS, capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Registration Rights Agreement; and
     WHEREAS, Investor has acquired Registrable Securities of the Company pursuant to the terms of the Exchange Offer (or is the transferee of Registrable Securities of such an Investor to whom related registration rights are being assigned in accordance with the terms of Section 2.7 of the Registration Rights Agreement), and the Registration Rights Agreement requires Investor to become a party thereto if Investor desires to avail itself of the registration rights offered pursuant to the terms of the Exchange Offer, and Investor agrees to do so in accordance with the terms hereof;
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees as follows:
     1. Agreement to be Bound. Investor hereby agrees that upon execution of this Joinder, Investor shall become a party to the Registration Rights Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Registration Rights Agreement applicable to Investor and the Registrable Securities held by Investor as though an original party thereto.
     2. Counterparts. This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.
     3. Notices. For purposes of Section 3.7 of the Agreement, all notices, demands or other communications to Investor shall be directed to Investor’s address set forth below Investor’s signature below.

     IN WITNESS WHEREOF, Investor has executed this Joinder as of the date set forth below.

INVESTOR:

By:

Printed Name:

Title:

Date:

Address:

Number of Series A Preferred Shares:

Number of Warrant Shares: